Exhibit 99.2

@.tq.• DIVERTIMENTI 116::·• FIREDEARTH GR6_J:::!GE y Middleby to Acquire AGA Rangemaster Group July 15,2015

Forward Looking Statements Statements made in this presentation or otherwise attributable to the company regarding the company's business which are not historical fact are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the risks that Middleby and AGA businesses will not be integrated successfully; the risk that Middleby and AGA will not realize synergies relating to the transaction; disruption from the transaction making it more difficult to maintain relationships with customers, employees, distributors or suppliers; the level of end market activity in Middleby's and AGA's commercial and residential markets; unpredictable difficulties or delays in the development of new product technology, results of pending and future litigation; access to capital; actions of domestic and foreign governments; variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions, the impact of competitive products and pricing and related market conditions; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. 2

U.K. Disclaimer This document is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell, shares of AGA Rangemaster Group Plc ("AGA"). Further to the announcement released by the Middleby Corporation ("Middleby") on 15 July, 2015 (the “Announcement”) of its offer to acquire the entire issued and to be issued share capital of AGA (the “Offer"), such Offer will be made pursuant to the terms of a circular to be issued by AGA to its shareholders in due course setting out the terms and conditions of the Offer, including details of how to vote in respect of the Offer (the "Circular"). Any decision in respect of, or in response to, the Offer should be made only on the basis of the information in the Circular. Investors are advised to read the Circular carefully. The directors of Middleby each accept responsibility for the information contained in this document. To the best of the knowledge and belief of the directors of Middleby (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information. Neither the contents of Middleby's website, nor the contents of any other website accessible from hyperlinks on such websites, is incorporated herein or forms part of this document. 3

Transaction Overview Middleby to Acquire AGA Rangemaster Group plc (“AGA”) for £1.85 per share • – – – – Leading international premium brands group Manufacturer of residential kitchen equipment and appliances FY2014 revenue of £261 million or $401 million USD(1) FY2014 adjusted EBITDA(2) of £14 million or $22 million USD(1), a ~5% margin • All-cash transaction purchase price of $200 million (Equity Value) – Implies an 2015 Pension Adjusted EV(4) / Adjusted EBITDA(5) multiple of ~9x • Funded under Middleby’s $1.0 billion USD revolving credit facility – – Pro forma debt of $854 million or 2.2x Debt / March 31, 2015 LTM EBITDA Financing cost of L +150 bps • EBITDA margin improvement opportunities – Margins targeted to be brought in-line with Middleby Residential Kitchen segment • • Accretive to EPS in 2016 ROIC expected to reach mid-teens by 2018 • Expected closing by end of Q3 2015 subject to U.K. takeover process Notes: (1) (2) (3) (4) Converted to USD at 1.538 exchange rate as of July 9, 2015 EBITDA adjusted to be net of pension service costs and gross of pension interest costs as reported in AGA Rangemaster Annual Report £1.85 per share x 69.86 million fully diluted shares outstanding x 1.538 exchange rate as of July 9, 2015 Enterprise value calculation includes £15.0 million of Debt – £24.2 million of Cash, as of December 31, 2014 x 1.538 exchange rate as of July 9, 2015. Enterprise value calculation also includes the actuarial pension deficit of £84 million, tax-affected at 20%, the U.K. statutory rate converted to USD at 1.538 exchange rate as of July 9, 2015 EBITDA based on the Thomson median consensus estimate of £21.4 million, which includes N+1 Singer Capital Markets (5) 4 Closing Financial Impact Funding Transaction Consideration Transaction Description

Industrial Logic AGA RANGEmaster Group AGA Fits Well with Middleby's Strategy to Expand its Residential Platform Globally Meaningful addition to expand residential business increasing scope and scale Diversification of Middleby's residential business mix (product groups, markets, geographies) Further Strengthens Middleby's Position as a Leader in Premium Segment for Residential Kitchen Equipment Complementary portfolio of leading brands Comprehensive lineup of products and technologies Increased presence in international markets and broadening of global scale AGA is Positioned for Growth Available manufacturing capacity Leverage complementary distribution and sales networks to drive international growth Recovery of U.K. I European markets (market fell sharply after 2007 and remained, until recently, subdued) Meaningful EBITDA Margin Improvement Potential Recent restructuring efforts expected to bear fruit Revenue growth potential resulting in operating leverage Expected synergies from combined businesses 111111111111111 THE MIDDLEBY CORPORATION

AGA Business Overview Leading Specialist Manufacturer and Distributor of Kitchen Appliances and Products Company Overview • Headquartered in Leamington SPA (U.K.), AGA sells over 100,000 domestic cooking ranges and refrigeration appliances in the U.K. and around the world Employs over 2,500 people Manufacturing plants in the U.K., U.S.A., France, Ireland and Romania with capacity to meet significant growth in demand Company-owned retail presence in the U.K. Continual investment in R&D to meet environmental standards, energy efficiency requirements, and deliver functionality and style demanded by customers • • • • Product Overview Ranges Ovens Cast Iron Cookers Stoves Under-Counter Refrigeration and Ice Machines Built-In and Freestanding Refrigeration Cookware Furniture and Home Décor 2014 Sales by Region ROW 2% • • • • • • • • North America 13% e 19% U.K. 66% Source: AGA 2014 Annual Report 6

AGA Brand Portfolio

AGA RANGEmaster Group

Formidable Brand Portfolio Built On Reputation for Quality, Iconic Design and Innovation

Key Brands		Description	Products
AGA	AGA RAYBURN STANLEY	• Premier cast iron cookers • Among best cast iron cookers in the world because of radiant heat from cast iron oven walls	 Account for vast majority of AGA revenues
Rangemaster	Rangemaster MERCURY Falcon	• Ranges renowned for build quality • Brand extends to cooker hoods, refrigerators, sinks, and dishwashers	
Marvel	MARVEL N Heartland	• Refrigeration and ice machines • Designed to open up new possibilities for indoor and outdoors use	
La Cornue	LA CORNUE	• French styling vaulted oven cookers	
Fired Earth	FIRED EARTH	• Major tile retailer in the U.K. setting style and taste trend lines	
AGA Cookshop / Divertimenti	AGA Cookshop DIVERTIMENTI	• Cookware	
Grange	GRANGE	• French classic and contemporary furniture	
Leisure	Leisure	• Stainless, composite and ceramic sinks	

THE MIDDLEBY CORPORATION

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AGA Financial Overview Historical Financial Performance USD(1) GBP Key Mid-Term Drivers 2012A 2013A 2014A 2012A 2013A 2014A } • • Market recovery Revenue synergies Growth (2.5%) 2.4% 4.3% (6.5%) 2.4% 4.3% • Recent restructuring efforts expected to bear fruit Operating leverage Incremental synergies } • • Margin 4.6% 5.1% 5.4% 4.6% 5.1% 5.4% Notes: (1)Using a constant GBP USD exchange rate of 1.538 as of July 9, 2015 (2)EBITDA is adjusted to be net of pension service costs and gross of pension interest costs as reported in AGA Rangemaster Annual Report 8 Margins targeted to be brought in-line with current Middleby Residential Kitchen segment 172022 EBITDAP (2) 111314 $376$385$402 Revenue£245£250£261

Synergy Opportunities RANGEmaster Group AGA • Product Innovation and Engineering - - Technology and innovation sharing opportunities Cost reduced designs through sharing of engineering know-how • Purchasing and Supply Chain - - Greater combined purchasing leverage Opportunities to standardize common parts Improved logistics costs • Global Sales and Distribution Leverage Middleby distribution infrastructure supporting global sales and service - Combined sales and marketing efforts • Manufacturing - Sharing and implementation of best practices to improve efficiencies Utilization of low-cost component manufacturing capabilities • Corporate and Administrative Savings Public company overhead Insurance, audit, tax 111111111111111 THE MIDDLEBY CORPORATION

AGA Pensions Overview Thorough Due Diligence on Pensions Performed Pre-Announcement • The pension arrangements operated by AGA had an actuarial deficit on a pre-tax basis of £84 million on December 31, 2014 ($129 million)(1) Under IFRS accounting, AGA had a deficit on a pre-tax basis of £72 million on December 31, 2014 ($111 million)(1) – • As part of the transaction, an agreement has been reached over future cash funding through 2023 as follows: Over time, tax-deductible cash contributions to meet the deficit of up to £35 million ($54 million)(1) o £20 million ($31 million)(1) will be paid at or shortly following closing; o No deficit contributions will then be payable until 2018; and o Up to £2.5 million ($3.8 million)(1) per annum in 2018 - 2023 The remainder of the 2014 deficit is expected to be met by investment returns – – • Middleby has also agreed to provide certain guarantees to the pension scheme in order to limit any downside exposure 10 Notes: (1)Based on GBP / USD exchange rate of 1.538 as of July 9, 2015

Financial Impact Attractive Financial Proposition for Middleby Shareholders Sales Improving residential markets in Europe and internationally New product introductions Penetration of international markets including emerging markets • • • Profitability EBITDA margin improvement opportunity • – – Margins targeted to be brought in-line with Middleby Residential Kitchen segment Driven by recent restructuring efforts, market recovery, and synergy opportunities Returns • • Accretive to EPS in 2016 ROIC expected to reach mid-teens by 2018 Other Financial Considerations • • • • • Efficient use of Middleby’s balance sheet (funded at approximately L +150 bps) Depreciation estimate $7 million per year Capex consistent with Middleby historic trends (1% to 2% sales) Transaction related amortization estimated at approximately $5-10 million per year Incremental effective tax rate estimated 22% to 25% 11

ThankYou –Q&A